UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 13, 2007

TWL Corporation
(Exact name of registrant as specified in its charter)

Utah	000-08924	73-0981865
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4101 International Parkway Carrollton, Texas	75007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(972) 309-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Copies to:

Darrin M. Ocasio, Esq.

Sichenzia Ross Friedman Ference LLP

1065 Avenue of the Americas

New York, New York 10018

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 13, 2007 (the “Closing Date”), TWL Corporation (the "Company") entered into a Purchase and Amendment Agreement (the “Agreement”) with certain accredited investors (the “Holders”) for the issuance of up to an aggregate of $4,000,000 in face amount of 15% Senior Secured  Convertible  Debentures (the "Debentures") maturing March 31, 2011, and six months warrants  (the  "Warrants"; the Warrants and the Debentures are collectively referred to as the “Securities”), to purchase up to an aggregate of 53,333,333 shares  of common stock of the Company (the “Financing”). The Company sold and will sell the Securities on the same terms as the 15% Senior Secured Convertible Debentures sold on March 31, 2006 and the accompanying four year warrants sold on equal date (the “March 2006 Financing”) as reported in the Company’s Current Report filed with the Securities and Exchange Commission (the "Commission") on Form 8-K on April 3, 2006 (the “Current Report”), with the exception of the following terms: (i) the Debentures are convertible into shares of the Company's common stock at a  price equal to $0.03 per share (the “Conversion Price”), (ii) the Warrants shall be exercisable at $0.03 per share, have a six month termination period and do not have a cashless exercise provision, (iii) the Company’s obligation to redeem 1/24th of the face amount of the Debentures on the first of every month (the “Rate”), starting March 31, 2008 (the “Dates”), shall be conditional on the Holders of the Debentures electing to have the Company redeem the Debentures at the scheduled Rate on the scheduled Dates which  payment can be made in cash or in common stock of the Company; if in stock at the lower of the Conversion Price or 80% of the volume weighted average price of the Company's stock for the twenty trading days prior to the repayment date; and (iv) the Securities are subject to Modified Registration Rights (as defined further below). The purchase and sale of any additional Securities may occur in one or more closings to occur no later than six months after the Closing Date. As of the date of this Current Report, the Company has received gross proceeds of $1,000,000 from the sale of the Securities (the “Proceeds”).

Similar to the terms of the March 2006 Financing, (i) the Company's obligation  to  repay the Debentures is secured by all of its assets, and the  assets  of  its  wholly  owned  subsidiary, TWL Knowledge Group, Inc. (the "Subsidiary"), pursuant to a Security Agreement which the Company and the  Subsidiary entered into with the Holders on the Closing Date; and (ii) the Company's Subsidiary entered into a Subsidiary Guarantee with  the Holders on the Closing Date pursuant to which the Subsidiary agreed to guarantee the Company's  repayment of the Debentures to the Holders.

The  Holders  have  agreed  to  restrict  their  ability to convert their Debentures  or  exercise  their  Warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their  affiliates  after such conversion of the Debentures or exercise of the Warrants does not exceed 4.99% of the then issued and outstanding shares of  common  stock.

Further, out of the Proceeds, the Company  paid commissions of $80,000, an unallocated expense reimbursement fee of $20,000, and issued 100,000 Warrants to the placement agent on the terms substantially similar to the Warrants with the exception of the five year maturity period, a registered broker dealer firm,  each  as  consideration  for  services  performed  in connection with the issuance  of  the  Debentures and Warrants to the Holders on the Closing date pursuant  to  the  Securities  Purchase  Agreement. The placement agent has no obligation to buy any Debentures or Warrants from us. In addition, we have agreed to indemnify  the  placement  agent  and other persons against specific liabilities under the Securities Act of 1933, as amended. In the event of further sales by the Company of additional Debentures and additional Warrants per the terms of the Agreement, the Company has agreed to pay to the placement agent (i) 8.0% of the additional Debentures sold by the Company, plus an unallocated expense reimbursement of an additional 2.0% of the additional Debentures received by the Company during the term of the Agreement; and (ii) warrants equal to ten percent (10%) of the number of the Additional Debentures (the “Placement Agent Warrants”), such that the Placement Agent Warrants shall have a five year maturity, and otherwise be substantially in the form of the Warrants sold to the Holders.

In addition, the Company has agreed to the following registration rights, which shall equally be applicable to the Holders, additional purchasers of the Securities, if any, and the current holders of the securities sold by the Company in the March 2006 Financing: the Company has agreed to file a registration statement (the “Registration Statement”) with the Commission the 60th calendar day (the “Filing Date”) following the date the Company receives a written notice from the Holders holding at least the majority of the Registrable Securities  (as defined in the Agreement) requesting the Company to file an initial Registration Statement (the “Initial Filing Date”) and use its best efforts to have it declared effective the 120th calendar day following the Initial Filing Date (or 150th if reviewed by the SEC). If the Registration Statement is not filed or effective on time or the Company fails to maintain the effectiveness of the Registration Statement, the Company shall pay 1.0 % of the amount of the Debentures sold in liquidated damages until such default is cured, subject to an overall limit of up to 3 months of partial liquidated damages. The  Registration  Statement  also  will  cover  the future sale by (i) placement agent of the shares issuable on exercise of the Warrants issued to the placement  agent  in  connection  with  the  transaction, (ii) shares of common stock of the Company underlying the securities sold in the March 2006 Financing, and (iii) the rest of the Registrable Securities (as defined in the Agreement). These registration rights shall collectively be referred to as the “Modified Registration Rights.”

Except as set forth above, the Company sold the Debentures and the Warrants on the same terms as the 15% Senior Secured Convertible Debentures sold in the March 2006 Financing as reported in the Company’s Current Report.

Furthermore, in consideration of the Financing, the current holders of the securities sold in the March 2006 Financing agreed to waive (i) all Events of Default as defined in the 15% Senior Secured Convertible Debentures sold in the March 2006 Financing as applicable to the Company as of the Closing Date, (ii) all payments owed by the Company as of the Closing Date pursuant to the terms of the registration rights agreement entered into in the March 2006 Financing, and (iii) to the Modified Registration Rights as would be applicable to the securities sold in the March 2006 Financing. Except as set forth in this Current Report to the extent applicable to the holders of the securities sold in the March 2006 Financing, all of the terms and provisions of the securities purchase agreement and the various transaction documents entered into by and among the Company and these holders, are, and shall remain, in full force and effect.

In addition, the holder of the Company’s term note (the “Term Note”) and revolving note sold by the Company on August 31, 2006 (the “August 2006 Holder”), as reported by the Company in its Current Report filed with the Commission on Form 8-K on September 6, 2006, has agreed to the following terms of consents and waivers with the Company: (i) consent to the Company entering into the Financing and related agreements, (ii) consent to the Modified Registration Rights, (iii) consent to a reduction of the conversion price of the 15% Senior Secured Convertible Debentures sold in the March 2006 Financing to $0.03, a reduction of the exercise price of the warrants sold in the March 2006 Financing to $0.03, and a reduction of the conversion price of the shares of the Series A Preferred Stock issued by the Company in connection with the March 2006 Financing to $0.03, (iv) waiver of all liquidated damages that may have accrued through the Closing Date under the registration rights agreement (the “RR Agreement”) entered into by and between the Company and the August 2006 Holder, as a result solely of the Company’s failure to file a registration statement (the “August 2006 Registration Statement”) on or prior to the Filing Date, each as defined in the RR Agreement, (iv) waiver of participation rights to the extent available to the August 2006 Holders as a result of the Financing, (v) agreement to have the Company file the August 2006 Registration Statement no later then 210 days of the Closing Date, and have the Commission declare it effective no later than 365 days following the Closing Date. Furthermore, to the extent that the Company receives (x) gross proceeds of no less than $2,000,000 and no greater than $4,000,000 from the issuance of the Securities and such gross proceeds are used by the Company solely for working capital and payment of accounts payable purposes and not to repay indebtedness of the Company or any of its Subsidiaries (collectively the “Purposes”), the August 2006 Holder and the Company agreed that for the three consecutive Amortization Dates (as defined in the Term Note) following the first date of receipt of the Company of no less than $2,000,000 of gross proceeds (the “Initial Deferral Term”) from the issuance of such Securities, the principal portion of the Monthly Amount (as defined in the Term Note) due on each such Amortization Date shall be postponed to, and repaid to the August 2006 Holder on, the Maturity Date (as defined in the Term Note), or (y) gross proceeds of no less than $4,000,000 from the issuance of the Securities and such gross proceeds are used by the Company solely for the Purposes, the August 2006 Holder and the Company agreed that for the three consecutive Amortization Dates (as defined in the Term Note) following the Initial Deferral Term (the “Additional Deferral Term”), the principal portion of the Monthly Amount (as defined in the Term Note) due on each such Amortization Date shall be postponed to, and repaid to the August 2006 Holder on, the Maturity Date (as defined in the Term Note).

The above consents and waivers entered into by and between the Company and the August 2006 Holder, were granted in consideration of the Company reducing the exercise price of the shares of the Series A Preferred Stock issued by the Company to these holders, from its current amount to $0.08 per share of common stock (to the extent such original exercise price is prior to such reduction greater than or equal to $0.08). Except as set forth above, all of the terms and provisions of the security agreement and the various transaction documents entered into by and between the Company and the August 2006 Holder, are, and shall remain, in full force and effect.

The Company claims an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about the Company and their investment, the investors took the securities for investment and not resale, and the Company took appropriate measures  to  restrict  the  transfer  of  the  securities.

Item  2.03  Creation of Direct Financial Obligation.

See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment and Purchase Agreement dated March 13, 2007, entered into by and between the Company and the purchasers’ signatories thereto. (Filed herewith).
10.2	Amended Registration Rights Agreement dated March 13, 2007, entered into by and between the Company and the purchasers’ signatories thereto. (Filed herewith).
10.3	Security Agreement dated March 13, 2007, entered into by and between the Company and the purchasers’ signatories thereto. (Filed herewith).
10.4	Subsidiary Guarantee dated March 13, 2007, executed by TWL Knowledge Group, Inc. (Filed herewith).
10.5	Form of Debenture. (Filed herewith).
10.6	Form of Warrant. (Filed herewith).
10.7	Waiver Agreement dated March 13, 2007, entered into by and among the Company, TWL Knowledge Group, Inc. and the purchasers signatories thereto. (Filed herewith).
10.8	Amendment, Consent and Waiver Agreement dated March 13, 2007, entered into by and among the Company and the party signatory thereto. (Filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWL Corporation

March 19, 2007	By:	/s/ Dennis J. Cagan

Name: Dennis J. Cagan
Title: Chief Executive Officer and President